EXHIBIT 99.1
News Release

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Third Quarter 2010 Financial Results
TUPELO, Miss., October 25, 2010/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended September 30, 2010. The Company had net income of $11.3 million, or $0.13 per diluted share, for the quarter compared with $21.5 million, or $0.26 per diluted share, for the third quarter of 2009.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, “BancorpSouth’s financial results for the third quarter of 2010 continued to reflect a challenging credit environment, with weak loan demand and significant growth in non-performing loans. Our results included a $9.8 million income tax benefit, which reflected a change in the estimate of income tax expense for 2010 and was based on the estimated income tax benefit attributable to the results of operations through September 30, 2010.
“The decline in earnings for the third quarter of 2010 from the third quarter of 2009 was primarily due to a $32.3 million increase in the provision for credit losses to $54.9 million compared with $22.5 million for the third quarter of 2009.
“BancorpSouth’s non-performing loans and leases (NPLs) increased by $107.1 million during the third quarter of 2010 to $409.4 million at quarter-end, which was 4.3 percent of total net loans and leases. Contributing to the increase in NPLs were increases in non-performing construction, acquisition and development (CAD) loans of $65.0 million, commercial and real estate mortgage loans of $10.3 million and real estate secured commercial and industrial loans of $20.6 million. NPLs from all other loan types increased $11.2 million.
“The Alabama, Nashville and Greater Memphis, Tennessee markets continue to be affected by a slow housing market, and collectively contributed $47.2 million of the total increase in NPLs during the third quarter. NPLs in our Missouri Region increased by $30.5 million during the third quarter of 2010, primarily as a result of three large loans being placed on non-performing status. This amount includes one credit totaling $12.2 million that is a troubled debt restructuring, but is still accruing.
“We believe that we are appropriately reserved for losses inherent in our loan portfolio. At September 30, 2010, approximately 70 percent of our non-accrual loans had been determined to be collaterally dependent and had either been charged down or had a specific reserve to reflect values obtained from appraisals. As a result of these write-downs and reserves, the remaining net book balance of impaired loans was 64 percent of the unpaid principal balance. The allowance for credit losses that was not specifically allocated to impaired loans represented 154 percent of the remaining unimpaired non-accrual loan balance.
“Our operations produced increased pre-tax, pre-provision income on a comparable and sequential-quarter basis due in part to the strong performance of our mortgage production and servicing operations. With mortgage originations for the third quarter totaling $490 million, mortgage lending revenue, excluding the MSR valuation adjustment, for the third quarter of 2010 more than doubled compared with the third quarter of 2009 and the second quarter of 2010. This growth contributed to the increase in noninterest revenue for the third quarter of 2010 to 38.9% of total revenue. The financial results of other areas of our business remained relatively stable on a comparable and sequential-quarter basis, and we continued to manage our costs well. As a result, our pre-tax, pre-provision earnings were $56.3 million for the third quarter of 2010 compared with $51.5 million for the third quarter of 2009 and $46.4 million for the second quarter of 2010.
“As this performance indicates, we remain positioned to produce stronger financial results as our credit metrics stabilize. While our third quarter results show that we have not yet reached that inflection point, we believe that our credit issues are at manageable levels and we continue to have strong capital and liquidity. In short, we are continuing to manage effectively in the current difficult environment, and we are confident of BancorpSouth’s long-term growth potential.”
Net Interest Revenue
Net interest revenue was $109.7 million for the third quarter of 2010, a decrease of 1.8 percent from $111.7 million for the third quarter of 2009 and a 0.3 percent increase from $109.3 million for the second quarter of 2010. The fully taxable equivalent net interest margin was 3.64 percent for the third quarter of 2010, compared with 3.77 percent for the third quarter of 2009 and 3.71 percent for the second quarter of 2010.
The decline in net interest margin reflected the higher average level of NPLs for the third quarter of 2010. In addition, the combination of increased deposits and weak loan demand resulted in higher levels of short-term investments with relatively low yields.
Asset, Deposit and Loan Activity
Total assets at September 30, 2010 were $13.6 billion, an increase of 2.3 percent compared with $13.3 billion at September 30, 2009. Total deposits were $11.2 billion at September 30, 2010, an increase of 8.7 percent from $10.3 billion at September 30, 2009. Loans and leases, net of unearned income, were $9.5 billion at September 30, 2010, a decrease of 2.5 percent from $9.8 billion at September 30, 2009.
Loan demand continued to be relatively weak during the third quarter, resulting in a somewhat larger percentage decline in the loan portfolio at September 30, 2010 than experienced at June 30, 2010. Of the $243.0 million decrease in the portfolio at September 30, 2010 compared to September 30, 2009, $226.4 million were CAD loans.
Deposits increased by $899.8 million at September 30, 2010 compared to September 30, 2009. This growth was comprised of increases of 12.5 percent in savings deposits, 11.2 percent in noninterest bearing demand deposits, 14.0 percent in interest bearing demand deposits and 1.2 percent in time deposits. While total deposits remained essentially unchanged from the end of the second quarter of 2010, interest bearing demand accounts and time accounts decreased 2.2 percent and 0.6 percent, respectively, during the three-month period while noninterest bearing demand deposits increased 3.7 percent and savings deposits rose 4.0 percent.

Provision for Credit Losses and Allowance for Credit Losses
For the third quarter of 2010, the provision for credit losses was $54.9 million, compared with $22.5 million for the third quarter of 2009 and $62.4 million for the second quarter of 2010. Annualized net charge-offs were 2.10 percent of average loans and leases for the third quarter of 2010, compared with 0.68 percent for the third quarter of 2009 and 2.08 percent for the second quarter of 2010.
NPLs increased to $409.4 million, or 4.30 percent of net loans and leases, at September 30, 2010 from $111.6 million, or 1.14 percent of net loans and leases, at September 30, 2009 and $302.3 million, or 3.13 percent of net loans and leases, at June 30, 2010. The allowance for credit losses increased to 2.16 percent of net loans and leases at September 30, 2010, compared with 1.48 percent at September 30, 2009 and 2.08 percent at June 30, 2010.
Total NPLs at September 30, 2010 consisted of: $347.2 million of loans on nonaccrual status, an increase from $263.8 million at June 30, 2010; $9.9 million of loans 90 days or more past due and still accruing, a decrease from $17.7 million at June 30, 2010; and restructured loans still accruing of $52.3 million, an increase from $20.8 million at June 30, 2010. Loans and leases 30-89 days past due decreased 43.6 percent to $73.8 million at September 30, 2010 from $130.9 million at June 30, 2010.
At the end of the third quarter, $137.3 million of NPLs were residential CAD loans, $91.5 million were other CAD loans, $56.8 million were commercial real estate mortgage loans, $52.7 million were consumer mortgages, and NPLs from all other loan types totaled $71.1 million.
Noninterest Revenue
Noninterest revenue was $69.8 million for the third quarter of 2010, compared with $62.5 million for the third quarter of 2009 and $57.1 million for the second quarter of 2010. This growth resulted primarily from an increase in mortgage lending activity. Mortgage origination volume was $490 million for the third quarter of 2010 and gross mortgage lending revenue was $13.5 million. This was offset by a $4.6 million negative MSR fair value adjustment, resulting in net mortgage lending revenue of $8.9 million for the quarter. For the third quarter of 2009, mortgage origination volume was $296 million and gross mortgage lending revenue was $4.7 million, offset by a $2.7 million negative MSR fair value adjustment, and for the second quarter of 2010, mortgage origination volume was $291 million and gross mortgage lending revenue was $6.0 million, offset by an $8.3 million negative MSR fair value adjustment.
Noninterest revenue for the third quarter of 2010 from credit and debit card fees and trust income increased on a comparable and sequential quarter basis, while insurance commission revenue increased from the comparable quarter in the previous year for the second consecutive quarter. The Company benefited from security gains of $2.3 million for the third quarter of 2010, compared with no gains or losses for the third quarter of 2009 and losses of $0.6 million for the second quarter of 2010. Service charges for the third quarter of 2010 decreased 2.2 percent from the third quarter of 2009 and 1.8 percent from the second quarter of 2010.
Noninterest Expense
Noninterest expense for the third quarter of 2010 was $123.1 million compared with $122.7 million for the third quarter of 2009 and $120.0 million for the second quarter of 2010. Included in these results, FDIC insurance expense was $4.8 million for the third quarter of 2010 compared with $3.4 million for the third quarter of 2009 and $4.4 million for the second quarter of 2010. Foreclosed property expense increased to $4.9 million for the third quarter of 2010 compared with $3.7 million for the third quarter of 2009 and $3.8 million for the second quarter of 2010.

Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental strengths. The Company’s equity capitalization is 100 percent common stock. This strong capital base has enabled BancorpSouth to forego participating in the Capital Purchase Program under TARP or raising new capital since the economic recession began. BancorpSouth’s ratio of shareholders’ equity to assets was 9.10 percent at September 30, 2010, compared with 9.69 percent at September 30, 2009. The ratio of tangible equity to tangible assets was 7.11 percent at September 30, 2010, compared with 7.64 percent at September 30, 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 10.56 percent at September 30, 2010 and total risk based capital of 11.82 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to be classified as “well capitalized.”
Summary
Patterson concluded, “Although we continued to deal with difficult credit issues during the third quarter of 2010, we are encouraged by the operating improvement indicated by the growth in our pre-tax, pre-provision income. The long-term development of our noninterest revenue businesses was specifically designed to diversify our revenue, thereby reducing our exposure to the risks inherent in our interest rate spread dependent business.
“We have accomplished a tremendous amount, both in the third quarter and throughout 2010 as we work through our credit issues. Through the process of determining current real estate valuations for collaterally dependent loans, we have charged certain loans down, or established specific reserves at levels that appropriately reflect these valuations. As a result of this progress, we believe we can continue to manage our credit issues effectively.
“As we look forward, we remain cautious about the slow pace of economic growth, high unemployment and weak loan demand. In this environment, we intend to continue building the value of our retail banking franchise through outstanding customer service and comprehensive products and services. Based on our strong capital, diversified revenues and markets, customer-focused business model and conservative culture, we are confident of our ability to overcome our current challenges and re-establish BancorpSouth on a path of long-term growth and increased shareholder value.”
Conference Call
BancorpSouth will conduct a conference call to discuss its third quarter 2010 results tomorrow, October 26, 2010, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our reserve for losses, our credit issues, the value of our retail banking franchise, our ability to overcome current challenges and our use of non-GAAP financial measures.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, levels of market volatility, the availability of capital if the Company elects or is compelled to seek additional capital, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.6 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 312 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$109,678	$111,736	$330,889	$332,552
Provision for credit losses	54,850	22,514	160,723	55,053
Noninterest revenue	69,752	62,475	190,170	210,771
Noninterest expense	123,087	122,672	363,586	366,656

Income (loss) before income taxes	1,493	29,025	(3,250)	121,614
Income tax provision (benefit)	(9,767)	7,494	(10,346)	36,739

Net income	$11,260	$21,531	$7,096	$84,875

Earning per share: Basic	$0.13	$0.26	$0.09	$1.02

Diluted	$0.13	$0.26	$0.08	$1.02

Balance sheet data at September 30:
Total assets			$13,583,016	$13,271,873
Total earning assets			12,450,699	12,094,937
Loans and leases, net of unearned income			9,514,929	9,757,944
Allowance for credit losses			205,081	144,791
Total deposits			11,196,864	10,297,034
Common shareholders’ equity			1,235,705	1,286,218
Book value per share			14.80	15.41

Average balance sheet data:
Total assets	$13,304,882	$13,167,057	$13,219,171	$13,250,329
Total earning assets	12,266,426	12,027,909	12,127,291	12,116,158
Loans and leases, net of unearned interest	9,601,142	9,750,159	9,689,886	9,729,050
Total deposits	11,177,626	10,200,211	11,044,948	10,057,028
Common shareholders’ equity	1,229,146	1,265,099	1,246,647	1,251,769

Non-performing assets at September 30:
Non-accrual loans and leases			$347,181	$82,732
Loans and leases 90+ days past due, still accruing			9,910	20,699
Restructured loans and leases, still accruing			52,325	8,205
Other real estate owned			82,647	62,072

Total non-performing assets			492,063	173,708

Net charge-offs as a percentage of average loans (annualized)	2.10%	0.68%	1.81%	0.59%

Performance ratios (annualized):
Return on average assets	0.34%	0.65%	0.07%	0.86%
Return on common equity	3.63%	6.75%	0.76%	9.07%
Total shareholders’ equity to total assets	9.10%	9.69%	9.10%	9.69%
Tangible shareholders’ equity to tangible assets	7.11%	7.64%	7.11%	7.64%
Net interest margin	3.64%	3.77%	3.74%	3.75%

Average shares outstanding — basic	83,432,535	83,368,580	83,421,821	83,260,911
Average shares outstanding — diluted	83,473,138	83,512,826	83,529,579	83,398,142
Cash dividends per share	$0.22	$0.22	$0.66	$0.66

Tier I capital	10.56%	11.39%	10.56%	11.39%
Total Capital	11.82%	12.64%	11.82%	12.64%
Tier I leverage capital	8.26%	9.03%	8.26%	9.03%
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BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09

	(Dollars in thousands)
Assets
Cash and due from banks	$128,160	$370,499	$187,115	$222,741	$189,103
Interest bearing deposits with other banks	211,189	111,040	9,943	15,704	43,067
Held-to-maturity securities, at amortized cost	1,357,888	1,147,157	1,219,983	1,032,822	1,180,716
Available-for-sale securities, at fair value	915,877	962,692	891,221	960,772	958,158
Federal funds sold and securities purchased under agreement to resell	325,000	75,000	120,000	75,000	75,000
Loans and leases	9,556,962	9,691,623	9,756,081	9,822,986	9,803,235
Less: Unearned income	42,033	44,721	45,259	47,850	45,291
Allowance for credit losses	205,081	200,744	188,884	176,043	144,791

Net loans and leases	9,309,848	9,446,158	9,521,938	9,599,093	9,613,153
Loans held for sale	125,815	95,987	80,312	80,343	80,053
Premises and equipment, net	335,618	336,645	339,860	343,877	346,931
Accrued interest receivable	63,797	63,862	69,022	68,651	74,589
Goodwill	270,097	270,097	270,097	270,097	270,097
Bank owned life insurance	192,459	190,828	189,022	187,770	189,043
Other assets	347,268	351,039	331,677	310,997	251,963

Total Assets	$13,583,016	$13,421,004	$13,230,190	$13,167,867	$13,271,873

Liabilities
Deposits:
Demand: Noninterest bearing	$1,967,635	$1,897,977	$1,860,579	$1,901,663	$1,769,432
Interest bearing	4,623,103	4,725,457	4,589,029	4,323,646	4,055,395
Savings	801,153	770,112	768,302	725,192	712,446
Other time	3,804,973	3,827,095	3,776,251	3,727,201	3,759,761

Total deposits	11,196,864	11,220,641	10,994,161	10,677,702	10,297,034
Federal funds purchased and securities sold under agreement to repurchase	501,175	481,109	480,795	539,870	816,374
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	152,738	3,500	2,500	203,500	200,000
Accrued interest payable	16,574	17,508	17,972	19,588	24,243
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	110,000	110,749	112,760	112,771	286,281
Other liabilities	209,648	186,926	196,806	177,828	201,411

Total Liabilities	12,347,311	12,180,745	11,965,306	11,891,571	11,985,655
Shareholders’ Equity
Common stock	208,704	208,704	208,655	208,626	208,615
Capital surplus	224,170	223,922	223,307	222,547	222,135
Accumulated other comprehensive income (loss)	(2,705)	(5,008)	(10,645)	(8,409)	(18,568)
Retained earnings	805,536	812,641	843,567	853,532	874,036

Total Shareholders’ Equity	1,235,705	1,240,259	1,264,884	1,276,296	1,286,218

Total Liabilities & Shareholders’ Equity	$13,583,016	$13,421,004	$13,230,190	$13,167,867	$13,271,873

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BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09	Sep-10	Sep-09
INTEREST REVENUE:
Loans and leases	$123,533	$124,621	$126,956	$129,086	$129,455	$375,110	$387,927
Deposits with other banks	79	33	21	19	20	133	112
Federal funds sold and securities purchased under agreement to resell	213	143	82	43	27	438	31
Held-to-maturity securities:
Taxable	9,010	9,363	9,415	10,128	11,690	27,788	36,829
Tax-exempt	2,584	2,412	2,461	2,393	2,193	7,457	6,459
Available-for-sale securities:
Taxable	7,782	8,030	8,385	8,675	8,592	24,197	26,351
Tax-exempt	795	833	832	875	812	2,460	2,521
Loans held for sale	889	727	506	777	698	2,122	3,188

Total interest revenue	144,885	146,162	148,658	151,996	153,487	439,705	463,418

INTEREST EXPENSE:
Interest bearing demand	8,582	9,751	9,392	9,023	9,038	27,725	31,024
Savings	881	915	889	900	937	2,685	2,800
Other time	21,108	21,535	21,529	23,445	25,534	64,172	77,863
Federal funds purchased and securities sold under agreement to repurchase	209	215	228	305	331	652	1,324
FHLB borrowings	1,543	1,553	1,880	3,012	2,877	4,976	8,585
Junior subordinated debt	2,880	2,862	2,855	2,863	2,884	8,597	8,767
Other	4	2	3	101	150	9	503

Total interest expense	35,207	36,833	36,776	39,649	41,751	108,816	130,866

Net interest revenue	109,678	109,329	111,882	112,347	111,736	330,889	332,552
Provision for credit losses	54,850	62,354	43,519	62,271	22,514	160,723	55,053

Net interest revenue, after provision for credit losses	54,828	46,975	68,363	50,076	89,222	170,166	277,499

NONINTEREST REVENUE:
Mortgage lending	8,898	(2,304)	5,025	8,602	2,012	11,619	23,623
Credit card, debit card and merchant fees	9,569	9,333	8,810	7,883	8,902	27,712	26,361
Service charges	18,621	18,953	16,262	18,689	19,049	53,836	54,175
Trust income	2,783	2,707	2,587	3,014	2,435	8,077	6,684
Security gains (losses), net	2,327	(585)	1,297	(102)	—	3,039	47
Insurance commissions	20,825	21,666	21,668	17,583	20,134	64,159	63,354
Other	6,729	7,316	7,683	8,836	9,943	21,728	36,527

Total noninterest revenue	69,752	57,086	63,332	64,505	62,475	190,170	210,771

NONINTEREST EXPENSES:
Salaries and employee benefits	68,232	68,189	69,287	66,926	70,353	205,708	211,808
Occupancy, net of rental income	11,038	10,527	10,775	10,897	10,720	32,340	31,211
Equipment	5,523	5,877	5,739	5,578	5,853	17,139	17,930
Deposit insurance assessments	4,752	4,362	4,250	3,786	3,402	13,364	15,886
Other	33,542	31,061	30,432	36,174	32,344	95,035	89,821

Total noninterest expenses	123,087	120,016	120,483	123,361	122,672	363,586	366,656

Income (loss) before income taxes	1,493	(15,955)	11,212	(8,780)	29,025	(3,250)	121,614
Income tax expense (benefit)	(9,767)	(3,395)	2,816	(6,634)	7,494	(10,346)	36,739

Net income (loss)	$11,260	($12,560)	$8,396	($2,146)	$21,531	$7,096	$84,875

Net income (loss) per share: Basic	$0.13	($0.15)	$0.10	($0.03)	$0.26	$0.09	$1.02

Diluted	$0.13	($0.15)	$0.10	($0.03)	$0.26	$0.08	$1.02

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BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,438,415	$1,483,335	$1,470,145	$1,466,569	$1,442,344
Real estate
Consumer mortgages	2,001,077	2,019,187	2,014,085	2,017,067	2,046,433
Home equity	552,095	555,281	549,924	550,085	540,875
Agricultural	262,083	260,489	266,649	262,069	254,647
Commercial and industrial-owner occupied	1,375,466	1,407,704	1,423,098	1,449,554	1,432,859
Construction, acquisition and development	1,307,242	1,381,591	1,428,882	1,459,503	1,533,622
Commercial	1,810,626	1,794,644	1,809,660	1,806,766	1,770,066
Credit cards	102,672	102,784	101,464	108,086	103,208
All other	665,253	641,888	646,915	655,437	633,890

Total loans	$9,514,929	$9,646,903	$9,710,822	$9,775,136	$9,757,944

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$200,744	$188,884	$176,043	$144,791	$138,746

Loans and leases charged off:
Commercial and industrial	(2,822)	(5,106)	(2,169)	(3,404)	(3,913)
Real estate
Consumer mortgages	(7,573)	(4,659)	(4,598)	(2,298)	(2,669)
Home equity	(1,792)	(602)	(1,683)	(1,835)	(1,278)
Agricultural	(33)	(473)	(207)	(401)	(407)
Commercial and industrial-owner occupied	(1,231)	(3,845)	(2,465)	(753)	(1,795)
Construction, acquisition and development	(34,342)	(31,655)	(15,769)	(20,766)	(3,160)
Commercial	(2,887)	(2,593)	(2,278)	(568)	(2,135)
Credit cards	(1,046)	(1,363)	(1,160)	(1,118)	(1,204)
All other	(798)	(2,067)	(1,050)	(954)	(938)

Total loans charged off	(52,524)	(52,363)	(31,379)	(32,097)	(17,499)

Recoveries:
Commercial and industrial	318	242	63	194	320
Real estate
Consumer mortgages	143	818	64	209	132
Home equity	23	43	52	76	28
Agricultural	8	—	—	—	—
Commercial and industrial-owner occupied	154	44	7	10	31
Construction, acquisition and development	663	211	56	7	31
Commercial	98	27	12	25	108
Credit cards	317	219	150	216	123
All other	287	265	297	341	257

Total recoveries	2,011	1,869	701	1,078	1,030

Net charge-offs	(50,513)	(50,494)	(30,678)	(31,019)	(16,469)

Provision charged to operating expense	54,850	62,354	43,519	62,271	22,514
Other, net	—	—	—	—	—

Balance, end of period	$205,081	$200,744	$188,884	$176,043	$144,791

Average loans for period	$9,601,142	$9,703,253	$9,767,088	$9,750,989	$9,750,159

Ratios:
Net charge-offs to average loans (annualized)	2.10%	2.08%	1.26%	1.27%	0.68%

-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$12,339	$6,280	$6,306	$4,852	$7,048
Real estate
Consumer mortgages	40,962	37,514	24,047	20,731	12,433
Home equity	1,361	1,565	761	1,642	1,879
Agricultural	4,986	3,972	3,049	1,136	2,647
Commercial and industrial-owner occupied	15,004	12,061	15,083	7,039	5,044
Construction, acquisition and development	216,586	159,829	116,191	82,170	39,989
Commercial	51,590	38,921	30,094	23,209	12,228
Credit cards	724	726	1,072	1,044	850
All other	3,629	2,890	3,034	2,190	614

Total nonaccrual loans and leases	347,181	263,758	199,637	144,013	82,732

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	1,571	7,093	1,405	1,797	1,062
Real estate
Consumer mortgages	6,241	4,754	10,984	9,905	14,189
Home equity	146	—	320	810	707
Agricultural	330	—	199	1,015	289
Commercial and industrial-owner occupied	192	733	1,482	4,511	1,342
Construction, acquisition and development	526	1,490	3,339	13,482	1,477
Commercial	115	3,068	1,671	2,558	305
Credit cards	396	228	296	355	373
All other	393	330	756	1,868	955

Total loans and leases 90+ past due, still accruing	9,910	17,696	20,452	36,301	20,699

Restructured Loans and Leases, Still Accruing	52,325	20,813	15,576	6,161	8,205

Total non-performing loans and leases	409,416	302,267	235,665	186,475	111,636

OTHER REAL ESTATE OWNED:	82,647	67,560	59,269	59,265	62,072

Total Non-performing Assets	$492,063	$369,827	$294,934	$245,740	$173,708

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$10,581	$10,081	$17,248	$7,220	$7,391
Real estate
Consumer mortgages	22,490	30,286	22,917	24,263	21,802
Home equity	3,088	2,664	2,568	2,000	2,068
Agricultural	1,101	2,312	3,814	1,010	838
Commercial and industrial-owner occupied	16,385	20,975	21,798	29,186	7,286
Construction, acquisition and development	11,538	50,759	58,385	39,795	7,753
Commercial	4,657	8,084	11,627	5,623	12,246
Credit cards	799	1,220	1,185	1,457	1,566
All other	3,143	4,472	3,240	3,061	3,758

Total Loans and Leases 30-89 days past due, still accruing	$73,782	$130,853	$142,782	$113,615	$64,708

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	2.29%	2.57%	1.78%	2.55%	0.92%
Allowance for credit losses to net loans and leases	2.16%	2.08%	1.95%	1.80%	1.48%
Allowance for credit losses to non-performing assets	41.68%	54.28%	64.04%	71.64%	83.35%
Allowance for credit losses to non-performing loans and leases	50.09%	66.41%	80.15%	94.41%	129.70%
Non-performing loans and leases to net loans and leases	4.30%	3.13%	2.43%	1.91%	1.14%
Non-performing assets to net loans and leases	5.17%	3.83%	3.04%	2.51%	1.77%
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$28,540	$22,091	$28,598	$25,009	$28,371
One-to-four family construction	210,861	229,629	242,209	255,026	284,466
Recreation and all other loans	45,085	44,175	39,938	50,122	47,065
Commercial construction	239,099	245,700	236,111	240,917	279,215
Commercial acquisition and development	260,787	270,413	280,630	282,766	272,772
Residential acquisition and development	522,870	569,583	601,396	605,663	621,733

Total outstanding balance	$1,307,242	$1,381,591	$1,428,882	$1,459,503	$1,533,622

Nonaccrual CAD Loans
Multi-family construction	$10,668	$11,705	$9,071	$9,247	$—
One-to-four family construction	12,075	6,117	4,223	1,514	6,489
Recreation and all other loans	1,020	685	—	—	—
Commercial construction	28,712	24,723	12,650	6,684	—
Commercial acquisition and development	34,438	15,558	463	2,527	4,304
Residential acquisition and development	129,673	101,041	89,783	62,198	29,196

Total nonaccrual CAD loans	216,586	159,829	116,190	82,170	39,989

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	—	—	—	—	—
One-to-four family construction	—	365	748	1,535	249
Recreation and all other loans	—	—	146	496	—
Commercial construction	—	141	16	—	—
Commercial acquisition and development	150	77	678	4,500	83
Residential acquisition and development	376	907	1,751	6,951	1,145

Total CAD loans 90+ past due, still accruing	526	1,490	3,339	13,482	1,477

Restructured CAD Loans, Still Accruing
Multi-family construction	—	—	—	—	—
One-to-four family construction	417	1,072	—	—	953
Recreation and all other loans	—	—	—	—	—
Commercial construction	2,244	—	—	1,606	—
Commercial acquisition and development	1,735	460	—	—	—
Residential acquisition and development	7,290	946	3,234	—	3,338

Total restructured CAD loans, still accruing	11,686	2,478	3,234	1,606	4,291

Total Non-performing CAD loans	$228,798	$163,797	$122,763	$97,258	$45,757

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	37.4%	53.0%	31.7%	37.0%	—%
One-to-four family construction	5.9%	3.3%	2.1%	1.2%	2.7%
Recreation and all other loans	2.3%	1.6%	0.4%	1.0%	—%
Commercial construction	12.9%	10.1%	5.4%	3.4%	—%
Commercial acquisition and development	13.9%	6.0%	0.4%	2.5%	1.6%
Residential acquisition and development	26.3%	18.1%	15.8%	11.4%	5.4%
Total CAD NPL as a % of outstanding CAD balance	17.5%	11.9%	8.6%	6.7%	3.0%
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	As of
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09

Unpaid principal balance of impaired loans	$311,941	$243,221	$209,288	$161,631	$57,670
Cumulative charge offs on impaired loans	69,783	54,930	37,989	33,094	12,976

Outstanding balance of impaired loans	242,158	188,291	171,299	128,537	44,694

Other non-accrual loans and leases not impaired	105,023	75,467	28,338	15,476	38,038

Total non-accrual loans and leases	$347,181	$263,758	$199,637	$144,013	$82,732

Allowance for impaired loans	43,584	40,721	30,855	22,747	5,876

Nonaccrual loans and leases, net of specific reserves	$303,597	$223,037	$168,782	$121,266	$76,856

Loans and leases 90+ past due, still accruing	9,910	17,696	20,452	36,301	20,699
Restructured loans and leases, still accruing	52,325	20,813	15,576	6,161	8,205

Total non-performing loans and leases	$409,416	$302,267	$235,665	$186,475	$111,636

Allowance for impaired loans	43,584	40,721	30,855	22,747	5,876
Allowance for all other loans and leases	161,497	160,053	158,029	153,296	138,915

Total Allowance for Credit Losses	$205,081	$200,774	$188,884	$176,043	$144,791

Outstanding balance of impaired loans	$242,158	$188,291	$171,299	$128,537	$44,694
Allowance for impaired loans	43,584	40,721	30,855	22,747	5,876

Net book value of impaired loans	$198,574	$147,570	$140,444	$105,790	$38,818

Net book value of impaired loans as a % of unpaid principal balance	64%	61%	67%	65%	67%

Coverage of other non-accrual loans and leases not impaired by the allowance for all other loans and leases	154%	212%	558%	991%	365%

Coverage of non-performing loans and leases not impaired by the allowance for all other loans and leases	97%	140%	246%	265%	208%
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Noninterest Revenue and Expense
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-10	Jun-10	Mar-10	Dec-09	Sep-09
NONINTEREST REVENUE:
Mortgage lending	$8,898	$(2,304)	$5,025	$8,602	$2,012
Credit card, debit card and merchant fees	9,569	9,333	8,810	7,883	8,902
Service charges	18,621	18,953	16,262	18,689	19,049
Trust income	2,783	2,707	2,587	3,014	2,435
Securities gains (losses), net	2,327	(585)	1,297	(102)	—
Insurance commissions	20,825	21,666	21,668	17,583	20,134
Annuity fees	537	698	781	1,060	572
Brokerage commissions and fees	1,340	1,419	1,317	1,390	1,349
Bank-owned life insurance	1,793	1,972	1,669	1,843	3,222
Other miscellaneous income	3,059	3,227	3,916	4,543	4,800

Total noninterest revenue	$69,752	$57,086	$63,332	$64,505	$62,475

NONINTEREST EXPENSE:
Salaries and employee benefits	$68,232	$68,189	$69,287	$66,926	$70,353
Occupancy, net	11,038	10,527	10,775	10,897	10,720
Equipment	5,523	5,877	5,739	5,578	5,853
Deposit insurance assessments	4,752	4,362	4,250	3,786	3,402
Advertising	1,742	1,196	656	1,120	3,197
Foreclosed property expense	4,912	3,813	3,538	6,292	3,692
Telecommunications	2,624	2,494	2,200	2,203	2,219
Public relations	1,423	1,656	1,648	1,304	1,467
Data processing	1,576	1,594	1,470	1,360	1,542
Computer software	1,793	1,900	1,704	1,759	1,782
Amortization of intangibles	961	984	1,015	1,139	1,195
Legal fees	1,727	1,313	1,328	1,885	1,570
Postage and shipping	1,237	1,178	1,360	1,254	1,216
Other miscellaneous expense	15,547	14,933	15,513	17,858	14,464

Total noninterest expense	$123,087	$120,016	$120,483	$123,361	$122,672

-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,682,146	$125,211	5.13%
Held-to-maturity securities:
Taxable	993,494	9,119	3.64%
Tax-exempt	230,182	3,975	6.85%
Available-for-sale securities:
Taxable	847,942	7,782	3.64%
Tax-exempt	69,735	1,225	6.97%
Short-term investments	442,927	292	0.26%

Total interest earning assets and revenue	12,266,426	147,604	4.77%
Other assets	1,265,657
Less: allowance for credit losses	(227,201)

Total	$13,304,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,651,166	$8,582	0.73%
Savings	786,267	881	0.44%
Other time	3,829,068	21,108	2.19%
Short-term borrowings	483,651	257	0.21%
Junior subordinated debt	160,312	2,880	7.13%
Long-term debt	110,734	1,499	5.37%

Total interest bearing liabilities and expense	10,021,198	35,207	1.39%
Demand deposits — noninterest bearing	1,911,125
Other liabilities	143,413

Total liabilities	12,075,736
Shareholders’ equity	1,229,146

Total	$13,304,882

Net interest revenue		$112,397

Net interest margin			3.64%
Net interest rate spread			3.38%
Interest bearing liabilities to interest earning assets			81.70%
Net interest tax equivalent adjustment		$2,719
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,763,448	$126,131	5.18%
Held-to-maturity securities:
Taxable	939,046	9,474	4.05%
Tax-exempt	218,747	3,711	6.80%
Available-for-sale securities:
Taxable	821,050	8,029	3.92%
Tax-exempt	72,440	1,281	7.09%
Short-term investments	295,618	176	0.24%

Total interest earning assets and revenue	12,110,349	148,802	4.93%
Other assets	1,329,535
Less: allowance for credit losses	(216,378)

Total	$13,223,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,635,078	$9,750	0.84%
Savings	770,665	915	0.48%
Other time	3,814,314	21,536	2.26%
Short-term borrowings	486,350	264	0.22%
Junior subordinated debt	160,312	2,861	7.16%
Long-term debt	112,731	1,506	5.36%

Total interest bearing liabilities and expense	9,979,450	36,832	1.48%
Demand deposits — noninterest bearing	1,855,598
Other liabilities	142,672

Total liabilities	11,977,720
Shareholders’ equity	1,245,786

Total	$13,223,506

Net interest revenue		$111,970

Net interest margin			3.71%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			82.40%

Net interest tax equivalent adjustment		$2,640
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,809,884	$128,299	5.30%
Held-to-maturity securities:
Taxable	851,525	9,525	4.54%
Tax-exempt	215,250	3,786	7.13%
Available-for-sale securities:
Taxable	859,757	8,386	3.96%
Tax-exempt	72,396	1,279	7.16%
Short-term investments	170,734	103	0.24%

Total interest earning assets and revenue	11,979,546	151,378	5.12%
Other assets	1,340,608
Less: allowance for credit losses	(192,983)

Total	$13,127,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,568,045	$9,392	0.83%
Savings	748,342	889	0.48%
Other time	3,741,938	21,529	2.33%
Short-term borrowings	564,191	587	0.42%
Junior subordinated debt	160,312	2,855	7.22%
Long-term debt	112,764	1,524	5.48%

Total interest bearing liabilities and expense	9,895,592	36,776	1.51%
Demand deposits — noninterest bearing	1,819,945
Other liabilities	146,225

Total liabilities	11,861,762
Shareholders’ equity	1,265,409

Total	$13,127,171

Net interest revenue		$114,602

Net interest margin			3.88%
Net interest rate spread			3.62%
Interest bearing liabilities to interest earning assets			82.60%
Net interest tax equivalent adjustment		$2,720
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,821,066	$130,671	5.28%
Held-to-maturity securities:
Taxable	878,452	10,239	4.62%
Tax-exempt	209,242	3,682	6.98%
Available-for-sale securities:
Taxable	892,191	8,676	3.86%
Tax-exempt	72,902	1,344	7.31%
Short-term investments	92,651	61	0.26%

Total interest earning assets and revenue	11,966,504	154,673	5.13%
Other assets	1,267,510
Less: allowance for credit losses	(168,842)

Total	$13,065,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,155,330	$9,023	0.86%
Savings	717,630	900	0.50%
Other time	3,748,894	23,445	2.48%
Short-term borrowings	713,972	405	0.23%
Junior subordinated debt	160,312	2,865	7.09%
Long-term debt	303,301	3,011	3.94%

Total interest bearing liabilities and expense	9,799,439	39,649	1.61%
Demand deposits - noninterest bearing	1,826,763
Other liabilities	171,981

Total liabilities	11,798,183
Shareholders’ equity	1,266,989

Total	$13,065,172

Net interest revenue		$115,024

Net interest margin			3.81%
Net interest rate spread			3.52%
Interest bearing liabilities to interest earning assets			81.89%

Net interest tax equivalent adjustment		$2,677
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,808,427	$130,957	5.30%
Held-to-maturity securities:
Taxable	998,773	11,799	4.69%
Tax-exempt	199,360	3,373	6.71%
Available-for-sale securities:
Taxable	889,278	8,591	3.83%
Tax-exempt	69,737	1,251	7.12%
Short-term investments	62,334	47	0.30%

Total interest earning assets and revenue	12,027,909	156,020	5.15%
Other assets	1,285,360
Less: allowance for credit losses	(146,212)

Total	$13,167,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,010,281	$9,038	0.89%
Savings	716,155	936	0.52%
Other time	3,726,754	25,535	2.72%
Short-term borrowings	1,071,144	544	0.20%
Junior subordinated debt	160,312	2,884	7.14%
Long-term debt	286,285	2,814	3.90%

Total interest bearing liabilities and expense	9,970,931	41,751	1.66%
Demand deposits — noninterest bearing	1,747,021
Other liabilities	184,006

Total liabilities	11,901,958
Shareholders’ equity	1,265,099

Total	$13,167,057

Net interest revenue		$114,269

Net interest margin			3.77%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			82.90%

Net interest tax equivalent adjustment		$2,533
-MORE-

BXS Announces Third Quarter Results

October 25, 2010
BancorpSouth, Inc.
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)
Reconciliation of Pre-tax Pre-Provision Earnings (a):

	Quarter Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Net income	$11,260	$(12,560)	$21,531
Plus: Provision for credit losses	54,850	62,354	22,514
Income tax expense (benefit)	(9,767)	(3,395)	7,494

Pre-tax Pre-Provision Earnings	$56,343	$46,399	$51,539
Reconciliation of Tangible assets and Tangible Shareholders’ Equity to Total Assets and Total Shareholders’ Equity (b):

	September 30,
	2010	2009

Tangible assets
Total assets	$13,583,016	$13,271,873
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	20,573	24,347

Total tangible assets	$13,292,346	$12,977,429

Tangible shareholders’ equity
Total shareholders’ equity	$1,235,705	$1,286,218
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	20,573	24,347

Total tangible shareholders’ equity	$945,035	$991,774

Tangible shareholders’ equity to tangible assets	7.11%	7.64%

(a)	BancorpSouth, Inc. utilizes pre-tax pre-provision earnings as an additional measure when evaluating the performance of the Company. Pre-tax pre-provision earnings are defined as net income plus provision for credit losses and income tax expense. Management believes pre-tax pre-provision earnings is important to investors as it shows earnings trends without giving effect to provision for credit losses and taxes.

(b)	BancorpSouth, Inc. utilizes tangible assets and tangible shareholders’ equity measures when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets. Tangible assets are defined by the Company as total assets less goodwill and other identifiable intangible assets. Management believes the ratio of tangible equity to tangible assets is important to investors who are interested in evaluating the adequacy of our capital levels.
-END-